[Letterhead of Stradley Ronon Stevens & Young, LLP]



                                  June 21, 2005

DNB Financial Corporation
4 Brandywine Avenue
Downingtown, PA  19335

Re:      Registration  Statement on Form S-8 with  Respect to the DNB  Financial
         Corporation   Incentive  Equity  and  Deferred  Compensation  Plan  (as
         Approved November 24, 2004)

Dear Sirs:

         We have acted as counsel for DNB Financial Corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, 200,000 additional shares (the "Shares") of the common stock of the Company, par value $1.00 per share (the "Common Stock"). The Shares are issuable pursuant to "Awards" (as defined in the Plan) to be granted pursuant to the Company's Incentive Equity and Deferred Compensation Plan (as Approved November 24, 2004) (the "Plan") and individual award agreements, consistent with the terms of the Plan, to be entered into hereafter upon approval by the Company's board of directors with certain employees and directors of the Company (the "Individual Award Agreements").

         In our capacity as counsel, we have been requested to render the opinions set forth in this letter and, in connection therewith, we have reviewed the following documents: (i) the Registration Statement, (ii) the Plan, (iii) the Company's Articles of Incorporation, as amended, certified as true and correct by the Secretary of the Commonwealth of Pennsylvania, (iv) certain minutes of meetings of the Board of Directors of the Company, certified as true and correct by the Secretary of the Company, (v) Bylaws of the Company, as amended, certified as true and correct by the Secretary of the Company, (vi) a Certificate of the Secretary of the Company dated this date, and (vii) such other documents, instruments and records as we deemed necessary or appropriate for purposes of rendering this option.

         In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization, execution and delivery of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

         The laws covered by the opinion expressed herein are limited to (a) the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and (b) the Pennsylvania Business Corporation Law.

         This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter






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DNB Financial Corporation
Re: S-8 Registration Statement - Equity and Deferred Compensation Plan June 21, 2005
Page 2


come to our attention.

         Based upon, and subject to, the foregoing, we are of the opinion that the Shares, when issued upon proper exercise of the Options pursuant to and in accordance with the Plan and the respective Individual Award Agreements, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement.

         Furthermore, we hereby consent to the filing of this opinion letter as an exhibit to any applications for registration, qualification, or exemption, as the case may be, filed by, or on behalf of, the Company under the securities laws of the several states and other jurisdictions of the United States relating to the offering described in the Registration Statement.

                              Very truly yours,

                              STRADLEY, RONON, STEVENS & YOUNG, LLP

                              By:  /s/ David F. Scranton
                                  -----------------------------------
                                       David F. Scranton
                                       A Partner